Exhibit 23.1

Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-143026, 333-158473) of Micron Technology, Inc., and

(2)
Registration Statement (Form S-8 No. 333-17073, 333-50353, 333-71249, 333-102545, 333-103341, 333-111170, 333-120620, 333-133667, 333-135459, 333-140091, 333-148357, 333-159711, 333-167536, 333-167536/A, 333-171717, 333-179592, 333-190010) of Micron Technology, Inc.;

of our report dated August 29, 2013, with respect to the consolidated financial statements of Elpida Memory, Inc. included in the Current Report on Form 8-K/A of Micron Technology, Inc. dated October 16, 2013.

/s/ Ernst & Young ShinNihon LLC
Tokyo, Japan
October 16, 2013